Exhibit 10.10

UNITED STATES OF AMERICA

BEFORE THE FEDERAL TRADE COMMISSION

COMMISSIONERS:	Edith Ramirez, Chairwoman
Julie Brill
Maureen K. Ohlhausen
Joshua D. Wright
Terrell McSweeny

In the Matter of

Cerberus Institutional Partners V, L.P. a limited partnership;
Docket No. C-
AB Acquisition LLC,
a limited liability company; and
Safeway Inc., a corporation.

DECISION AND ORDER

[Public Record Version]

The Federal Trade Commission (“Commission”) having initiated an investigation of the proposed acquisition by Respondents AB Acquisition LLC (“Albertson’s”) and Cerberus Institutional Partners V, L.P. (“Cerberus”), of Respondent Safeway Inc. (“Safeway”), and Respondents having been furnished thereafter with a copy of a draft of Complaint that the Bureau of Competition proposed to present to the Commission for its consideration and which, if issued by the Commission, would charge Respondents with violations of Section 7 of the Clayton Act, as amended, 15 U.S.C. § 18, and Section 5 of the Federal Trade Commission Act, as amended, 15 U.S.C. § 45; and

Respondents, their attorneys, and counsel for the Commission having thereafter executed an Agreement Containing Consent Order (“Consent Agreement”), containing an admission by Respondents of all the jurisdictional facts set forth in the aforesaid draft of Complaint, a statement that the signing of said Consent Agreement is for settlement purposes only and does not constitute an admission by Respondents that the law has been violated as alleged in such Complaint, or that the facts alleged in such Complaint, other than jurisdictional facts, are true, and waivers and other provisions as required by the Commission’s Rules; and

The Commission having thereafter considered the matter and having determined that it has reason to believe that Respondents have violated the said Acts, and that a Complaint should issue stating its charges in that respect, and having thereupon issued its Complaint and Order to Maintain Assets, and having accepted the executed Consent Agreement and placed such Consent Agreement on the public record for a period of thirty (30) days for the receipt and consideration of public comments, now in further conformity with the procedure described in Commission Rule 2.34, 16 C.F.R. § 2.34, the Commission hereby makes the following jurisdictional findings and issues the following Decision and Order (“Order”):

1.	Respondent Cerberus Institutional Partners V, L.P. is a limited partnership organized, existing, and doing business under and by virtue of the laws of the State of Delaware, with its headquarters and principal place of business located at 875 Third Avenue, New York, New York.

2.	Respondent AB Acquisition LLC is a company organized, existing, and doing business under and by virtue of the laws of the State of Delaware, with its headquarters and principal place of business located at 250 Parkcenter Boulevard, Boise, Idaho.

3.	Respondent Safeway Inc. is a corporation organized, existing, and doing business under and by virtue of the laws of the State of Delaware, with its headquarters and principal place of business located at 5918 Stoneridge Mall Road, Pleasanton, California.

4.	The Federal Trade Commission has jurisdiction of the subject matter of this proceeding and of the Respondents, and the proceeding is in the public interest.

ORDER

I.

IT IS ORDERED THAT, as used in this Order, the following definitions shall apply:

A.	“Cerberus” means Respondent Cerberus Institutional Partners V, L.P., its directors, officers, employees, agents, representatives, successors, and assigns; its joint ventures, subsidiaries, divisions, groups, and affiliates controlled by Cerberus Institutional Partners V, L.P. (including Respondent Albertson’s), and the respective directors, officers, employees, agents, representatives, successors, and assigns of each.

B.	“Albertson’s” means Respondent AB Acquisition LLC, its directors, officers, employees, agents, representatives, successors, and assigns; its joint ventures, subsidiaries, divisions, groups, and affiliates controlled by AB Acquisition LLC (including Albertson’s LLC, Albertson’s Holdings LLC and, after the Acquisition is consummated, Safeway), and the respective directors, officers, employees, agents, representatives, successors, and assigns of each.

C.	“Safeway” means Respondent Safeway Inc., its directors, officers, employees, agents, representatives, successors, and assigns; its joint ventures, subsidiaries, divisions, groups, and affiliates controlled by Safeway Inc., and the respective directors, officers, employees, agents, representatives, successors, and assigns of each.

D.	“Respondents” means Cerberus, Albertson’s, and Safeway, individually and collectively.

E.	“Acquirer” means any entity approved by the Commission to acquire any or all of the Assets To Be Divested pursuant to this Order.

F.	“Acquisition” means Albertson’s proposed acquisition of Safeway pursuant to the Acquisition Agreement.

G.	“Acquisition Agreement” means the Agreement and Plan of Merger by and among AB Acquisition LLC, Albertson’s Holdings LLC, Albertson’s LLC, Saturn Acquisition Merger Sub, Inc., and Safeway Inc., dated as of March 6, 2014, as amended on April 7, 2014, and June 13, 2014.

H.	“Assets To Be Divested” means the Supermarkets identified on Schedule A, Schedule B, Schedule C, and Schedule D of this Order, or any portion thereof, and all rights, title, and interest in and to all assets, tangible and intangible, relating to, used in, and/or reserved for use in, the Supermarket business operated at each of those locations, including but not limited to all properties, leases, leasehold interests, equipment and fixtures, books and records, government approvals and permits (to the extent transferable), telephone and fax numbers, and goodwill. Assets To Be Divested includes any of Respondents’ other businesses or assets associated with, or operated in conjunction with, the Supermarket locations listed on Schedule A, Schedule B, Schedule C, and Schedule D of this Order, including any fuel centers (including any convenience store and/or car wash associated with such fuel center), pharmacies, liquor stores, beverage centers, gaming or slot machine parlors, store cafes, or other related business(es) that customers reasonably associate with the Supermarket business operated at each such location. At each Acquirer’s option, the Assets To Be Divested shall also include any or all inventory as of the Divestiture Date.

Provided, however, that the Assets To Be Divested shall not include those assets consisting of or pertaining to any of the Respondents’ trademarks, trade dress, service marks, or trade names, except with respect to any purchased inventory (including private label inventory) or as may be allowed pursuant to any Remedial Agreement(s).

Provided, further, that in cases in which books or records included in the Assets To Be Divested contain information (a) that relates both to the Assets To Be Divested and to other retained businesses of Respondents or (b) such that Respondents have a legal obligation to retain the original copies, then Respondents shall be required to provide only copies or relevant excerpts of the materials containing such information. In instances where such copies are provided to an Acquirer, the Respondents shall provide to such Acquirer access to original materials under circumstances where copies of materials are insufficient for regulatory or evidentiary purposes.

I.	“Associated Food Stores” means Associated Food Stores, Inc., a corporation organized, existing, and doing business under and by virtue of the laws of the State of Utah, with its offices and principal place of business located at 1850 West 2100 South, Salt Lake City, Utah.

J.	“Associated Food Stores Divestiture Agreement” means the Amended and Restated Asset Purchase Agreement dated as of December 5, 2014, by and between Respondent Albertson’s and Associated Food Stores, attached as non-public Appendix I, for the divestiture of the Schedule A Assets.

K.	“AWG” means Associated Wholesale Grocers, Inc., a corporation organized, existing, and doing business under and by virtue of the laws of the State of Kansas, with its offices and principal place of business located at 5000 Kansas Avenue, Kansas City, Kansas, and its direct and indirect subsidiaries, including LAS Acquisitions, LLC.

L.	“AWG Divestiture Agreement” means the Amended and Restated Asset Purchase Agreement dated as of December 11, 2014, by and between Respondent Albertson’s, AWG, and LAS Acquisitions, LLC (a wholly owned subsidiary of AWG) (“LAS”), attached as non-public Appendix II, for the divestiture of the Schedule B Assets.

M.	“Divestiture Agreement” means any agreement between Respondents and an Acquirer (or a Divestiture Trustee appointed pursuant to Paragraph III of this Order and an Acquirer) and all amendments, exhibits, attachments, agreements, and schedules thereto, related to any of the Assets To Be Divested that have been approved by the Commission to accomplish the requirements of this Order. The term “Divestiture Agreement” includes, as appropriate, the Associated Food Stores Divestiture Agreement, the AWG Divestiture Agreement, the Haggen Divestiture Agreement, and the Supervalu Divestiture Agreement.

N.	“Divestiture Date” means a closing date of any of the respective divestitures required by this Order.

O.	“Divestiture Trustee” means any person or entity appointed by the Commission pursuant to Paragraph III of this Order to act as a trustee in this matter.

P.	“Haggen” means Haggen Holdings, LLC, a company organized, existing, and doing business under and by virtue of the laws of the State of Delaware, with its offices and principal place of business located at 2221 Rimland Drive, Bellingham, Washington.

Q.	“Haggen Divestiture Agreement” means the Asset Purchase Agreement dated as of December 10, 2014, by and between Respondent Albertson’s and Haggen, attached as non-public Appendix III, for the divestiture of the Schedule C Assets.

R.	“Proposed Acquirer” means any proposed acquirer of any of the Assets To Be Divested submitted to the Commission for its approval under this Order; “Proposed Acquirer” includes, as appropriate, Associated Food Stores, AWG, Haggen, and Supervalu.

S.	“Remedial Agreement(s)” means the following:

1. Any Divestiture Agreement; and

2. Any other agreement between Respondents and a Commission-approved Acquirer (or between a Divestiture Trustee and a Commission-approved Acquirer), including any Transition Services Agreement, and all amendments, exhibits, attachments, agreements, and schedules thereto, related to the Assets To Be Divested, that have been approved by the Commission to accomplish the requirements of this Order.

T.	“Relevant Areas” means: Coconino, Maricopa, Mohave, Pima, and Yavapai Counties in Arizona; Kern, Los Angeles, Orange, Riverside, San Bernardino, San Diego, San Luis Obispo, Santa Barbara, and Ventura Counties in California; Deer Lodge, Missoula, and Silver Bow Counties in Montana; Clark County in Nevada; Baker, Clackamas, Deschutes, Jackson, Josephine, Klamath, Lane, Marion, and Washington Counties in Oregon; Collin, Denton, Dallas, and Tarrant Counties in Texas; Chelan, Clallam, Island, King, Kitsap, Pierce, Snohomish, Spokane, Thurston, and Walla Walla Counties in Washington; and Albany, Natrona, and Sheridan Counties in Wyoming.

U.	“Schedule A Assets” means the Assets To Be Divested identified on Schedule A of this Order.

V.	“Schedule B Assets” means the Assets To Be Divested identified on Schedule B of this Order.

W.	“Schedule C Assets” means the Assets To Be Divested identified on Schedule C of this Order.

X.	“Schedule D Assets” means the Assets To Be Divested identified on Schedule D of this Order.

Y.	“Supervalu” means Supervalu Inc., a corporation organized, existing, and doing business under and by virtue of the laws of the State of Delaware, with its offices and principal place of business located at 7075 Flying Cloud Drive, Eden Prairie, Minnesota.

Z.	“Supervalu Divestiture Agreement” means the Asset Purchase Agreement dated as of December 5, 2014, by and between Respondent Albertson’s and Supervalu, attached as non-public Appendix IV, for the divestiture of the Schedule D Assets.

AA.	“Supermarket” means any full-line retail grocery store that enables customers to purchase substantially all of their weekly food and grocery shopping requirements in a single shopping visit with substantial offerings in each of the following product categories: bread and baked goods; dairy products; refrigerated food and beverage products; frozen food and beverage products; fresh and prepared meats and poultry; fresh fruits and vegetables; shelf-stable food and beverage products, including canned, jarred, bottled, boxed, and other types of packaged products; staple foodstuffs, which may include salt, sugar, flour, sauces, spices, coffee, tea, and other staples; other grocery products, including nonfood items such as soaps, detergents, paper goods, other household products, and health and beauty aids; pharmaceutical products and pharmacy services (where provided); and, to the extent permitted by law, wine, beer, and/or distilled spirits.

BB.	“Third Party Consents” means all consents from any person other than the Respondents, including all landlords, that are necessary to effect the complete transfer to the Acquirer(s) of the Assets To Be Divested.

CC.	“Transition Services Agreement” means an agreement that receives the prior approval of the Commission between one or more Respondents and an Acquirer of any of the assets divested under this Order to provide, at the option of each Acquirer, any services (or training for an Acquirer to provide services for itself) necessary to transfer the divested assets to the Acquirer in a manner consistent with the purposes of this Order.

II.

IT IS FURTHER ORDERED THAT:

A.	Respondents shall divest the Assets To Be Divested, absolutely and in good faith, as ongoing Supermarket businesses, as follows:

1.	Within 60 days of the date the Acquisition is consummated, the Schedule A Assets shall be divested to Associated Food Stores pursuant to and in accordance with the Associated Food Stores Divestiture Agreement;

2.	Within 60 days of the date the Acquisition is consummated, the Schedule B Assets shall be divested pursuant to and in accordance with the AWG Divestiture Agreement to either (i) LAS or (ii) RLS Supermarkets, LLC (d/b/a Minyard Food Stores) (as LAS’s assignee, pursuant to the acquisition agreement between LAS and RLS Supermarkets, LLC);

3.	Within 150 days of the date the Acquisition is consummated, the Schedule C Assets shall be divested to Haggen pursuant to and in accordance with the Haggen Divestiture Agreement;

Provided, however, that if any permit or license necessary for the divestiture of pharmacy assets has not been secured by Haggen as of the divestiture deadline, then the pharmacy assets may be divested following receipt of the necessary permit(s) and/or license(s), pursuant to and in accordance with the terms of the Pharmacy Transitional Services Agreement (attached as Exhibit 9(a) to the Haggen Divestiture Agreement);

4.	Within 100 days of the date the Acquisition is consummated, the Schedule D Assets shall be divested to Supervalu pursuant to and in accordance with the Supervalu Divestiture Agreement.

B.	Provided, that, if prior to the date this Order becomes final, Respondents have divested the Assets To Be Divested pursuant to Paragraph II.A and if, at the time the Commission determines to make this Order final, the Commission notifies Respondents that:

1.	Any Proposed Acquirer identified in Paragraph II.A is not an acceptable Acquirer, then Respondents shall, within five days of notification by the Commission, rescind such transaction with that Proposed Acquirer, and shall divest such assets as ongoing Supermarket businesses, absolutely and in good faith, at no minimum price, to an Acquirer and in a manner that receives the prior approval of the Commission, within 90 days of the date the Commission notifies Respondents that such Proposed Acquirer is not an acceptable Acquirer; or

2.	The manner in which any divestiture identified in Paragraph II.A was accomplished is not acceptable, the Commission may direct the Respondents, or appoint a Divestiture Trustee pursuant to Paragraph III of this Order, to effect such modifications to the manner of divesting those assets to such Acquirer (including, but not limited to, entering into additional agreements or arrangements, or modifying the relevant Divestiture Agreement) as may be necessary to satisfy the requirements of this Order.

C.	Respondents shall obtain at their sole expense all required Third Party Consents relating to the divestiture of all Assets To Be Divested prior to the applicable Divestiture Date.

D.	All Remedial Agreements approved by the Commission:

1.	Shall be deemed incorporated by reference into this Order, and any failure by Respondents to comply with the terms of any such Remedial Agreement(s) shall constitute a violation of this Order; and

2.	Shall not limit or contradict, or be construed to limit or contradict, the terms of this Order, it being understood that nothing in this Order shall be construed to reduce any rights or benefits of any Acquirer or to reduce any obligation of Respondents under such agreement. If any term of any Remedial Agreement(s) varies from the terms of this Order (“Order Term”), then to the extent that Respondents cannot fully comply with both terms, the Order Term shall determine Respondents’ obligations under this Order.

E.	At the option of each Acquirer of any Assets To Be Divested, and subject to the prior approval of the Commission, Respondents shall enter into a Transition Services Agreement for a term extending up to 180 days following the relevant Divestiture Date. The services subject to the Transition Services Agreement shall be provided at no more than Respondents’ direct costs and may include, but are not limited to, payroll, employee benefits, accounting, IT systems, distribution, warehousing, use of trademarks or trade names for transitional purposes, and other logistical and administrative support.

F.	Pending divestiture of any of the Assets To Be Divested, Respondents shall:

1.	Take such actions as are necessary to maintain the full economic viability, marketability, and competitiveness of the Assets To Be Divested, to minimize any risk of loss of competitive potential for the Assets To Be Divested, and to prevent the destruction, removal, wasting, deterioration, or impairment of the Assets To Be Divested, except for ordinary wear and tear; and

2.	Not sell, transfer, encumber, or otherwise impair the Assets To Be Divested (other than in the manner prescribed in this Decision and Order) nor take any action that lessens the full economic viability, marketability, or competitiveness of the Assets To Be Divested.

G.	With respect to each Divestiture Agreement:

1.	Respondents shall provide sufficient opportunity for the Proposed Acquirer to:

a.	Meet personally, and outside of the presence or hearing of any employee or agent of any Respondents, with any or all of the employees of the Supermarket Assets To Be Divested pursuant to the Divestiture Agreement; and

b.	Make offers of employment to any or all of the employees of the Supermarket Assets To Be Divested pursuant to the Divestiture Agreement; and

2.	Respondents shall: not interfere with the hiring or employing by the Acquirer of employees of the divested Supermarkets; remove any impediments within the control of Respondents that may deter those employees from accepting employment with such Acquirer (including, but not limited to, any non-compete or confidentiality provisions of employment or other contracts with Respondents that would affect the ability or incentive of those individuals to be employed by such Acquirer); and not make any counteroffer to any employee who has an outstanding offer of employment, or who has accepted an offer of employment, from such Acquirer.

H.	The purpose of the divestitures is to ensure the continuation of the Assets To Be Divested as ongoing, viable enterprises engaged in the Supermarket business and to remedy the lessening of competition resulting from the Acquisition as alleged in the Commission’s Complaint.

III.

IT IS FURTHER ORDERED THAT:

A.	If Respondents have not divested all of the Assets To Be Divested in the time and manner required by Paragraph II of this Order, the Commission may appoint a Divestiture Trustee to divest the remaining Assets To Be Divested in a manner that satisfies the requirements of this Order. In the event that the Commission or the Attorney General brings an action pursuant to § 5(l) of the Federal Trade Commission Act, 15 U.S.C. § 45(l), or any other statute enforced by the Commission, Respondents shall consent to the appointment of a Divestiture Trustee in such action. Neither the appointment of a Divestiture Trustee nor a decision not to appoint a Divestiture Trustee under this Paragraph shall preclude the Commission or the Attorney General from seeking civil penalties or any other relief available to it, including a court-appointed Divestiture Trustee, pursuant to § 5(l) of the Federal Trade Commission Act, or any other statute enforced by the Commission, for any failure by the Respondents to comply with this Order.

B.	If a Divestiture Trustee is appointed by the Commission or a court pursuant to this Order, Respondents shall consent to the following terms and conditions regarding the Divestiture Trustee’s powers, duties, authority, and responsibilities:

1.	The Commission shall select the Divestiture Trustee, subject to the consent of Respondents, which consent shall not be unreasonably withheld. The Divestiture Trustee shall be a person with experience and expertise in acquisitions and divestitures. If Respondents have not opposed, in writing, including the reasons for opposing, the selection of any proposed Divestiture Trustee within ten (10) days after notice by the staff of the Commission to Respondents of the identity of any proposed Divestiture Trustee, Respondents shall be deemed to have consented to the selection of the proposed Divestiture Trustee.

2.	Subject to the prior approval of the Commission, the Divestiture Trustee shall have the exclusive power and authority to assign, grant, license, divest, transfer, contract, deliver, or otherwise convey the relevant assets or rights that are required to be assigned, granted, licensed, divested, transferred, contracted, delivered, or otherwise conveyed by this Order.

3.	Within ten (10) days after appointment of the Divestiture Trustee, Respondents shall execute a trust agreement that, subject to the prior approval of the Commission, transfers to the Divestiture Trustee all rights and powers necessary to permit the Divestiture Trustee to effect the relevant divestitures or transfers required by the Order.

4.

The Divestiture Trustee shall have twelve (12) months from the date the Commission approves the trust agreement described in Paragraph III.B.3. to accomplish the divestiture(s), which shall be subject to the prior approval of the Commission. If, however, at the end of the twelve-month period, the Divestiture Trustee has submitted a plan of divestiture or believes that the divestiture(s) can be achieved within a reasonable time, the divestiture period may be extended by the Commission; provided, however, the Commission may extend the divestiture period only two (2) times.

5.	Subject to any demonstrated legally recognized privilege, the Divestiture Trustee shall have full and complete access to the personnel, books, records, and facilities relating to the assets that are required to be assigned, granted, licensed, divested, transferred, contracted, delivered, or otherwise conveyed by this Order or to any other relevant information, as the Divestiture Trustee may request. Respondents shall develop such financial or other information as the Divestiture Trustee may request and shall cooperate with the Divestiture Trustee. Respondents shall take no action to interfere with or impede the Divestiture Trustee’s accomplishment of the divestiture(s). Any delays in divestiture caused by Respondents shall extend the time for divestiture under this Paragraph in an amount equal to the delay, as determined by the Commission or, for a court-appointed Divestiture Trustee, by the court.

6.	The Divestiture Trustee shall use commercially reasonable best efforts to negotiate the most favorable price and terms available in each contract that is submitted to the Commission, subject to Respondents’ absolute and unconditional obligation to divest expeditiously at no minimum price. The divestiture(s) shall be made in the manner and to an Acquirer as required by this Order; provided, however, if the Divestiture Trustee receives bona fide offers from more than one acquiring entity for any of the relevant Assets To Be Divested, and if the Commission determines to approve more than one such acquiring entity for such assets, the Divestiture Trustee shall divest such assets to the acquiring entity selected by Respondents from among those approved by the Commission; provided further, however, that Respondents shall select such entity within five (5) days of receiving notification of the Commission’s approval.

7.	The Divestiture Trustee shall serve, without bond or other security, at the cost and expense of Respondents, on such reasonable and customary terms and conditions as the Commission or a court may set. The Divestiture Trustee shall have the authority to employ, at the cost and expense of Respondents, such consultants, accountants, attorneys, investment bankers, business brokers, appraisers, and other representatives and assistants as are necessary to carry out the Divestiture Trustee’s duties and responsibilities. The Divestiture Trustee shall account for all monies derived from the divestiture(s) and all expenses incurred. After approval by the Commission and, in the case of a court-appointed Divestiture Trustee, by the court, of the account of the Divestiture Trustee, including fees for his or her services, all remaining monies shall be paid at the direction of Respondents, and the Divestiture Trustee’s power shall be terminated. The compensation of the Divestiture Trustee shall be based at least in significant part on a commission arrangement contingent on the divestiture of all of the relevant assets required to be divested by this Order.

8.	Respondents shall indemnify the Divestiture Trustee and hold the Divestiture Trustee harmless against any losses, claims, damages, liabilities, or expenses arising out of, or in connection with, the performance of the Divestiture Trustee’s duties, including all reasonable fees of counsel and other expenses incurred in connection with the preparation for, or defense of, any claim, whether or not resulting in any liability, except to the extent that such losses, claims, damages, liabilities, or expenses result from malfeasance, gross negligence, willful or wanton acts, or bad faith by the Divestiture Trustee.

9.	If the Commission determines that the Divestiture Trustee has ceased to act or failed to act diligently, the Commission may appoint a substitute Divestiture Trustee in the same manner as provided in this Paragraph III.

10.	The Commission or, in the case of a court-appointed trustee, the court, may on its own initiative or at the request of the Divestiture Trustee issue such additional orders or directions as may be necessary or appropriate to accomplish the divestiture(s) required by this Order.

11.	The Divestiture Trustee shall have no obligation or authority to operate or maintain the relevant assets required to be divested by this Order.

12.	The Divestiture Trustee shall report in writing to the Commission every thirty (30) days concerning the Divestiture Trustee’s efforts to accomplish the divestiture(s).

13.	Respondents may require the Divestiture Trustee and each of the Divestiture Trustee’s consultants, accountants, attorneys, and other representatives and assistants to sign a customary confidentiality agreement; provided, however, such agreement shall not restrict the Divestiture Trustee from providing any information to the Commission.

14.	The Commission may, among other things, require the Divestiture Trustee and each of the Divestiture Trustee’s consultants, accountants, attorneys, representatives, and assistants to sign an appropriate confidentiality agreement relating to Commission materials and information received in connection with the performance of the Divestiture Trustee’s duties and responsibilities.

IV.

IT IS FURTHER ORDERED THAT:

A.	Richard King shall serve as the Monitor pursuant to the agreement executed by the Monitor and Respondents, and attached as Appendix V (“Monitor Agreement”) and Non-Public Appendix V-1 (“Monitor Compensation”). The Monitor is appointed to assure that Respondents expeditiously comply with all of their obligations and perform all of their responsibilities as required by this Order, the Order to Maintain Assets, and the Remedial Agreement(s);

B.	No later than one (1) day after the date the Acquisition is consummated, Respondents shall, pursuant to the Monitor Agreement, confer on the Monitor all rights, powers, and authorities necessary to permit the Monitor to monitor Respondents’ compliance with the terms of this Order, the Order to Maintain Assets, and the Remedial Agreement(s), in a manner consistent with the purposes of the orders.

C.	Respondents shall consent to the following terms and conditions regarding the powers, duties, authorities, and responsibilities of the Monitor:

1.	The Monitor shall have the power and authority to monitor Respondents’ compliance with the divestiture and related requirements of this Order, the Order to Maintain Assets, and the Remedial Agreement(s), and shall exercise such power and authority and carry out the duties and responsibilities of the Monitor in a manner consistent with the purposes of the orders and in consultation with the Commission.

2.	The Monitor shall act in a fiduciary capacity for the benefit of the Commission.

3.	The Monitor shall serve until at least the latter of (i) the completion of all divestitures required by this Order, (ii) the end of any Transition Services Agreement in effect with any Acquirer, and (iii) September 30, 2015.

D.	Subject to any demonstrated legally recognized privilege, the Monitor shall have full and complete access to Respondents’ personnel, books, documents, records kept in the ordinary course of business, facilities and technical information, and such other relevant information as the Monitor may reasonably request, related to Respondents’ compliance with its obligations under this Order, the Order to Maintain Assets, and the Remedial Agreement(s).

E.	Respondents shall cooperate with any reasonable request of the Monitor and shall take no action to interfere with or impede the Monitor’s ability to monitor Respondents’ compliance with this Order, the Order to Maintain Assets, and the Remedial Agreement(s).

F.	The Monitor shall serve, without bond or other security, at the expense of Respondents, on such reasonable and customary terms and conditions as the Commission may set. The Monitor shall have the authority to employ, at the expense of Respondents, such consultants, accountants, attorneys, and other representatives and assistants as are reasonably necessary to carry out the Monitor’s duties and responsibilities.

G.	Respondents shall indemnify the Monitor and hold the Monitor harmless against any losses, claims, damages, liabilities, or expenses arising out of, or in connection with, the performance of the Monitor’s duties, including all reasonable fees of counsel and other reasonable expenses incurred in connection with the preparations for, or defense of, any claim, whether or not resulting in any liability, except to the extent that such losses, claims, damages, liabilities, or expenses result from gross negligence, willful or wanton acts, or bad faith by the Monitor. For purposes of this Paragraph IV.G., the term “Monitor” shall include all persons retained by the Monitor pursuant to Paragraph IV.F. of this Order.

H.	Respondents shall report to the Monitor in accordance with the requirements of this Order or the Order to Maintain Assets, and as otherwise provided in the Monitor Agreement approved by the Commission. The Monitor shall evaluate the reports submitted by the Respondents with respect to the performance of Respondents’ obligations under this Order and the Order to Maintain Assets. Within thirty (30) days from the date the Monitor receives the first such report, and every sixty (60) days thereafter, the Monitor shall report in writing to the Commission concerning performance by Respondents of their obligations under the orders.

I.	Respondents may require the Monitor and each of the Monitor’s consultants, accountants, and other representatives and assistants to sign a customary confidentiality agreement. Provided, however, that such agreement shall not restrict the Monitor from providing any information to the Commission.

J.	The Commission may require, among other things, the Monitor and each of the Monitor’s consultants, accountants, attorneys, and other representatives and assistants to sign an appropriate confidentiality agreement related to Commission materials and information received in connection with the performance of the Monitor’s duties.

K.	If the Commission determines that the Monitor has ceased to act or failed to act diligently, the Commission may appoint a substitute Monitor:

1.	The Commission shall select the substitute Monitor, subject to the consent of Respondents, which consent shall not be unreasonably withheld. If Respondents have not opposed, in writing, including the reasons for opposing, the selection of a proposed Monitor within ten (10) days after the notice by the staff of the Commission to Respondents of the identity of any proposed Monitor, Respondents shall be deemed to have consented to the selection of the proposed Monitor.

2.	Not later than ten (10) days after the appointment of the substitute Monitor, Respondents shall execute an agreement that, subject to the prior approval of the Commission, confers on the Monitor all rights and powers necessary to permit the Monitor to monitor Respondents’ compliance with the relevant terms of this Order, the Order to Maintain Assets, and the Remedial Agreement(s) in a manner consistent with the purposes of orders and in consultation with the Commission.

L.	The Commission may on its own initiative, or at the request of the Monitor, issue such additional orders or directions as may be necessary or appropriate to assure compliance with the requirements of this Order.

M.	The Monitor appointed pursuant to this Order may be the same Person appointed as a Divestiture Trustee pursuant to the relevant provisions of this Order.

V.

IT IS FURTHER ORDERED THAT if Associated Food Stores purchases the Schedule A Assets pursuant to Paragraph II.A.1, Associated Food Stores shall not sell or otherwise convey, directly or indirectly, any of the Schedule A Assets, except to an Acquirer approved by the Commission and only in a manner that receives the prior approval of the Commission. Provided, however, that prior approval of the Commission is not required for the following buyers to acquire the following Supermarkets:

A.	Missoula Fresh Market LLC may acquire Safeway Store Nos. 1573 and 2619, pursuant to the assignment and assumption agreement between Missoula Fresh Market LLC and Associated Food Stores;

B.	Ridley’s Family Markets, Inc. may acquire Albertson’s Store No. 2063 and Safeway Store Nos. 433, 2468, and 2664, pursuant to the assignment and assumption agreement between Ridley’s Family Markets and Associated Food Stores; and

C.	Stokes Inc. may acquire Albertson’s Store No. 2007 and Safeway Store No. 3256, pursuant to the assignment and assumption agreement between Stokes Inc. and Associated Food Stores.

Associated Food Stores shall comply with this Paragraph until three (3) years after the date this Order is issued.

VI.

IT IS FURTHER ORDERED THAT if LAS purchases the Schedule B Assets pursuant to Paragraph II.A.2, LAS shall not sell or otherwise convey, directly or indirectly, such Schedule B Assets, except to an Acquirer approved by the Commission and only in a manner that receives the prior approval of the Commission. Provided, however, that prior approval of the Commission is not required for RLS Supermarkets, LLC (d/b/a Minyard Food Stores) to acquire the Schedule B Assets, pursuant to the acquisition agreement between RLS Supermarkets, LLC and LAS. LAS shall comply with this Paragraph until three (3) years after the date this Order is issued.

VII.

IT IS FURTHER ORDERED THAT if Supervalu purchases the Schedule D Assets pursuant to Paragraph II.A.4, Supervalu shall not sell or otherwise convey, directly or indirectly, any of the Schedule D Assets, except to an Acquirer approved by the Commission and only in a manner that receives the prior approval of the Commission. Supervalu shall comply with this Paragraph until three (3) years after the date this Order is issued.

VIII.

IT IS FURTHER ORDERED THAT:

A.	For a period of ten (10) years commencing on the date this Order is issued, Respondents shall not, directly or indirectly, through subsidiaries, partnerships or otherwise, without providing advance written notification to the Commission:

1.	Acquire any ownership or leasehold interest in any facility that has operated as a Supermarket within six (6) months prior to the date of such proposed acquisition in any of the Relevant Areas.

2.	Acquire any stock, share capital, equity, or other interest in any entity that owns any interest in or operates any Supermarket, or owned any interest in or operated any Supermarket within six (6) months prior to such proposed acquisition, in any of the Relevant Areas.

Provided, however, that advance written notification shall not apply to the construction of new facilities or the acquisition or leasing of a facility that has not operated as a Supermarket within six (6) months prior to Respondents’ offer to purchase or lease such facility.

Provided, further, that advance written notification shall not be required for acquisitions resulting in total holdings of one (1) percent or less of the stock, share capital, equity, or other interest in an entity that owns any interest in or operates any Supermarket, or owned any interest in or operated any Supermarket within six (6) months prior to such proposed acquisition, in any of the Relevant Areas.

B.	Said notification under this Paragraph shall be given on the Notification and Report Form set forth in the Appendix to Part 803 of Title 16 of the Code of Federal Regulations as amended, and shall be prepared and transmitted in accordance with the requirements of that part, except that no filing fee will be required for any such notification, notification shall be filed with the Secretary of the Commission, notification need not be made to the United States Department of Justice, and notification is required only of Respondents and not of any other party to the transaction. Respondents shall provide the notification to the Commission at least thirty (30) days prior to consummating any such transaction (hereinafter referred to as the “first waiting period”). If, within the first waiting period, representatives of the Commission make a written request for additional information or documentary material (within the meaning of 16 C.F.R. § 803.20), Respondents shall not consummate the transaction until thirty (30) days after substantially complying with such request. Early termination of the waiting periods in this Paragraph may be requested and, where appropriate, granted by letter from the Bureau of Competition. Provided, however, that prior notification shall not be required by this Paragraph for a transaction for which notification is required to be made, and has been made, pursuant to Section 7A of the Clayton Act, 15 U.S.C. § 18a.

IX.

IT IS FURTHER ORDERED THAT:

A.	Within thirty (30) days after the date this Order is issued and every thirty (30) days thereafter until the Respondents have fully complied with the provisions of Paragraphs II and III of this Order, Respondents shall submit to the Commission verified written reports setting forth in detail the manner and form in which they intend to comply, are complying, and have complied with Paragraphs II and III of this Order. Respondents shall submit at the same time a copy of their reports concerning compliance with this Order to the Monitor. Respondents shall include in their reports, among other things that are required from time to time, a full description of the efforts being made to comply with Paragraphs II and III of this Order, including a description of all substantive contacts or negotiations for the divestitures and the identity of all parties contacted. Respondents shall include in their reports copies of all material written communications to and from such parties, all non-privileged internal memoranda, reports, and recommendations concerning completing the obligations; and

B.	One (1) year from the date this Order is issued, annually for the next nine (9) years on the anniversary of the date this Order is issued, and at other times as the Commission may require, Respondents shall file verified written reports with the Commission setting forth in detail the manner and form in which they have complied and are complying with this Order.

X.

IT IS FURTHER ORDERED THAT Respondents shall notify the Commission at least thirty (30) days prior to:

A.	Any proposed dissolution of Respondents;

B.	Any proposed acquisition, merger, or consolidation of Respondents; or

C.	Any other change in the Respondents, including but not limited to, assignment and the creation or dissolution of subsidiaries, if such change might affect compliance obligations arising out of this Order.

XI.

IT IS FURTHER ORDERED THAT, for the purpose of determining or securing compliance with this Order, and subject to any legally recognized privilege, upon written request and upon five (5) days’ notice to Respondents made to their principal United States office, Respondents shall permit any duly authorized representative of the Commission:

A.

Access, during office hours of Respondents and in the presence of counsel, to all facilities and access to inspect and copy all books, ledgers, accounts, correspondence, memoranda and all other records and documents in the possession or under the control of Respondents relating to compliance with this Order, which copying services shall be provided by such Respondent at the request of the authorized representative(s) of the Commission and at the expense of Respondent; and

B.	To interview officers, directors, or employees of Respondents, who may have counsel present, regarding any such matters.

XII.

IT IS FURTHER ORDERED THAT this Order shall terminate ten (10) years from the date the Order is issued.

By the Commission.

Donald S. Clark
Secretary

SEAL: ISSUED:

Schedule A Assets

Montana Stores:

1. Safeway Store No. 1573, located at 3801 S. Reserve Street, Missoula, Montana (Missoula County).

2. Albertson’s Store No. 2007, located at 1301 Harrison Avenue, Butte, Montana (Silver Bow County).

3. Safeway Store No. 2619, located at 800 W. Broadway Street, Missoula, Montana (Missoula County).

4. Safeway Store No. 3256, located at 1525 West Park, Anaconda, Montana (Deer Lodge County).

Wyoming Stores:

5. Albertson’s Store No. 2063, located at 3112 East Grand Avenue, Laramie, Wyoming (Albany County).

6. Safeway Store No. 433, located at 1375 Cy Avenue, Casper, Wyoming (Natrona County).

7. Safeway Store No. 2468, located at 300 S.E. Wyoming Boulevard, Casper, Wyoming (Natrona County).

8. Safeway Store No. 2664, located at 169 Coffeen, Sheridan, Wyoming (Sheridan County).

Schedule B Assets

Texas Stores:

1. Albertson’s Store No. 4182, located at 3630 Forest Lane, Dallas, Texas (Dallas County).

2. Albertson’s Store No. 4132, located at 6464 E. Mockingbird Lane, Dallas, Texas (Dallas County).

3. Albertson’s Store No. 4134, located at 4349 W. Northwest Highway, Dallas, Texas (Dallas County).

4. Albertson’s Store No. 4140, located at 7007 Arapaho Road, Dallas, Texas (Dallas County).

5. Albertson’s Store No. 4149, located at 1108 N. Highway 377, Roanoke, Texas (Denton County).

6. Albertson’s Store No. 4168, located at 3524 McKinney Avenue, Dallas, Texas (Dallas County).

7. Albertson’s Store No. 4197, located at 8505 Lakeview Parkway, Rowlett, Texas (Dallas Counties).

8. Albertson’s Store No. 4297, located at 10203 E. Northwest Highway, Dallas, Texas (Dallas County).

9. Safeway (Tom Thumb) Store No. 2568, located at 4836 West Park Boulevard, Plano, Texas (Collin County

10. Safeway (Tom Thumb) Store No. 3555, located at 3300 Harwood Road, Bedford, Texas (Tarrant County).

11. Safeway (Tom Thumb) Store No. 3573, located at 3001 Hardin Boulevard, McKinney, Texas (Collin County).

12. Safeway (Tom Thumb) Store No. 3576, located at 4000 William D. Tate Avenue., Grapevine, Texas (Tarrant County).

Schedule C Assets

Arizona Stores:

1. Albertsons Store No. 967, located at 1416 E Route 66, Flagstaff, Arizona (Coconino County).

2. Albertsons Store No. 979, located at 34442 N. Scottsdale Road, Scottsdale, Arizona (Maricopa County).

3. Albertsons Store No. 983, located at 11475 E. Via Linda, Scottsdale, Arizona (Maricopa County).

4. Safeway Store No. 1726, located at 3655 W. Anthem Way, Anthem, Arizona (Maricopa County).

5. Albertsons Store No. 1027, located at 1980 McCulloch Boulevard, Lake Havasu City, Arizona (Mohave County).

6. Safeway Store No. 234, located at 8740 East Broadway, Tucson, Arizona (Pima County).

7. Safeway Store No. 2611, located at 10380 East Broadway Boulevard, Tucson, Arizona (Pima County).

8. Albertsons Store No. 972, located at 1350 N. Silverbell Road, Tucson, Arizona (Pima County).

9. Albertsons Store No. 953, located at 174 East Sheldon Street, Prescott, Arizona (Yavapai County).

10. Albertsons Store No. 965, located at 7450 E. Highway 69, Prescott Valley, Arizona (Yavapai County).

California Stores:

11. Albertsons Store No. 6323, located at 3500 Panama Lane, Bakersfield, California (Kern County).

12. Albertsons Store No. 6325, located at 7900 White Lane, Bakersfield, California (Kern County).

13. Albertsons Store No. 6379, located at 8200 East Stockdale Highway, Bakersfield, California (Kern County).

14. Albertsons Store No. 6315, located at 3830 W. Verdugo Avenue, Burbank, California (Los Angeles County).

15. Albertsons Store No. 6168, located at 3443 S. Sepulveda Boulevard, Los Angeles, California (Los Angeles County).

16. Albertsons Store No. 6169, located at 8985 Venice Boulevard Suite B, Los Angeles, California (Los Angeles County).

17. Safeway (Vons) Store No. 2062, located at 240 S. Diamond Bar Boulevard, Diamond Bar, California (Los Angeles County).

18. Albertsons Store No. 6329, located at 5038 W. Avenue North, Palmdale, California (Los Angeles County).

19. Albertsons Store No. 6107, located at 2130 Pacific Coast Highway, Lomita, California (Los Angeles County).

20. Albertsons Store No. 6127, located at 1516 S. Pacific Coast Highway, Redondo Beach, California (Los Angeles County).

21. Albertsons Store No. 6138, located at 615 N. Pacific Coast Highway, Redondo Beach, California (Los Angeles County).

22. Albertsons Store No. 6153, located at 21035 Hawthorne Boulevard, Torrance, California (Los Angeles County).

23. Albertsons Store No. 6189, located at 2115 Artesia Boulevard, Redondo Beach, California (Los Angeles County).

24. Albertsons Store No. 6160, located at 1636 W. 25th Street, San Pedro, California (Los Angeles County).

25. Albertsons Store No. 6164, located at 28090 South Western Avenue, San Pedro, California (Los Angeles County).

26. Albertsons Store No. 6388, located at 5770 Lindero Canyon Road, Westlake Village, California (Los Angeles County).

27. Albertsons Store No. 6397, located at 6240 Foothill Boulevard, Tujunga, California (Los Angeles County).

28. Albertsons Store No. 6162, located at 2627 Lincoln Boulevard, Santa Monica, California (Los Angeles County).

29. Albertsons Store No. 6154, located at 6235 East Spring Street, Long Beach, California (Los Angeles County).

30. Safeway (Vons) Store No. 2031, located at 23381 Mulholland Drive, Woodland Hills, California (Los Angeles County).

31. Safeway (Vons) Store No. 1669, located at 26518 Bouquet Canyon Road, Saugus, California (Los Angeles County).

32. Safeway (Pavilions) Store No. 1961, located at 27095 McBean Parkway, Santa Clarita, California (Los Angeles County).

33. Safeway (Pavilions) Store No. 2703, located at 25636 Crown Valley Parkway, Ladera Ranch, California (Orange County).

34. Albertsons Store No. 6575, located at 30922 Coast Highway, Laguna Beach, California (Orange County).

35. Safeway (Vons) Store No. 1676, located at 30252 Crown Valley Parkway, Laguna Niguel, California (Orange County).

36. Safeway (Vons) Store No. 1670, located at 28751 Los Alisos Boulevard, Mission Viejo, California (Orange County).

37. Albertsons Store No. 6517, located at 25872 Muirlands Boulevard, Mission Viejo, California (Orange County).

38. Albertsons Store No. 6504, located at 3049 Coast Highway, Corona Del Mar, California (Orange County).

39. Safeway (Pavilions) Store No. 2822, located at 3901 Portola Parkway, Irvine, California (Orange County).

40. Albertsons Store No. 6510, located at 21500 Yorba Linda Boulevard, Yorba Linda, California (Orange County).

41. Albertsons Store No. 6521, located at 21672 Plano Trabuco Road, Trabuco Canyon, California (Orange County).

42. Safeway (Vons) Store No. 2146, located at 550 E. First Street, Tustin, California (Orange County).

43. Safeway (Vons) Store No. 2324, located at 17662 17th Street, Tustin, California (Orange County).

44. Safeway (Vons) Store No. 2383, located at 72675 Highway 111, Palm Desert, California (Riverside County).

45. Safeway (Pavilions) Store No. 3218, located at 36-101 Bob Hope Drive, Rancho Mirage, California (Riverside County).

46. Safeway (Vons) Store No. 2597, located at 4200 Chino Hills Parkway Suite 400, Chino Hills, California (San Bernardino County).

47. Albertsons Store No. 6523, located at 8850 Foothill Boulevard, Rancho Cucamonga, California (San Bernardino County).

48. Albertsons Store No. 6589, located at 1910 N. Campus Avenue, Upland, California (San Bernardino County).

49. Albertsons Store No. 6701, located at 955 Carlsbad Village Drive, Carlsbad, California (San Diego County).

50. Albertsons Store No. 6720, located at 7660 El Camino Real, Carlsbad, California (San Diego County).

51. Safeway (Vons) Store No. 2006, located at 505 Telegraph Canyon Road, Chula Vista, California (San Diego County).

52. Safeway (Vons) Store No. 2336, located at 360 East H Street, Chula Vista, California (San Diego County).

53. Safeway (Vons) Store No. 3063, located at 870 Third Avenue, Chula Vista, California (San Diego County).

54. Albertsons Store No. 6747, located at 150 B Avenue, Coronado, California (San Diego County).

55. Albertsons Store No. 6771, located at 1608 Broadway Street, El Cajon, California (San Diego County).

56. Safeway (Vons) Store No. 2064, located at 2800 Fletcher Parkway, El Cajon, California (San Diego County).

57. Safeway (Vons) Store No. 2137, located at 5630 Lake Murray Boulevard, La Mesa, California (San Diego County).

58. Albertsons Store No. 6741, located at 14837 Pomerado Road, Poway, California (San Diego County).

59. Albertsons Store No. 6763, located at 12475 Rancho Bernardo Road, Rancho Bernardo, California (San Diego County).

60. Albertsons Store No. 6760, located at 10633 Tierrasanta Boulevard, San Diego, California (San Diego County).

61. Albertsons Store No. 6714, located at 2235 University Avenue, San Diego, California (San Diego County).

62. Albertsons Store No. 6715, located at 422 W. Washington Street, San Diego, California (San Diego County).

63. Albertsons Store No. 6742, located at 7895 Highland Village Place, San Diego, California (San Diego County).

64. Albertsons Store No. 6770, located at 10740 Westview Parkway, San Diego, California (San Diego County).

65. Albertsons Store No. 6772, located at 14340 Penasquitos Drive, San Diego, California (San Diego County).

66. Albertsons Store No. 6788, located at 730 Turquoise Street, San Diego, California (San Diego County).

67. Albertsons Store No. 6781, located at 5950 Balboa Avenue, San Diego, California (San Diego County).

68. Safeway (Vons) Store No. 2174, located at 671 Rancho Santa Fe Road, San Marcos, California (San Diego County).

69. Albertsons Store No. 6727, located at 9870 Magnolia Avenue, Santee, California (San Diego County).

70. Albertsons Store No. 6702, located at 2707 Via De La Valle, Del Mar, California (San Diego County).

71. Safeway (Vons) Store No. 2365, located at 3681 Avocado Avenue, La Mesa, California (San Diego County).

72. Albertsons (Lucky) Store No. 6228, located at 350 W. San Ysidro Boulevard, San Ysidro, California (San Diego County).

73. Safeway (Vons) Store No. 2333, located at 13439 Camino Canada, El Cajon, California (San Diego County).

74. Albertsons Store No. 6304, located at 1132 West Branch Street, Arroyo Grande, California (San Luis Obispo County).

75. Albertsons Store No. 6390, located at 8200 El Camino Real, Atascadero, California (San Luis Obispo County).

76. Safeway (Vons) Store No. 2312, located at 1130 Los Osos Valley Road, Los Osos, California (San Luis Obispo County).

77. Safeway (Vons) Store No. 2317, located at 1191 E. Creston Road, Paso Robles, California (San Luis Obispo County).

78. Albertsons Store No. 6372, located at 771 Foothill Boulevard, San Luis Obispo, California (San Luis Obispo County).

79. Albertsons Store No. 6409, located at 1321 Johnson Avenue, San Luis Obispo, California (San Luis Obispo County).

80. Safeway (Vons) Store No. 2425, located at 850 Linden Avenue, Carpinteria, California (Santa Barbara County).

81. Albertsons Store No. 6339, located at 1500 North H Street, Lompoc, California (Santa Barbara County).

82. Albertsons Store No. 6351, located at 2010 Cliff Drive, Santa Barbara, California (Santa Barbara County).

83. Albertsons Store No. 6352, located at 3943 State Street, Santa Barbara, California (Santa Barbara County).

84. Safeway (Vons) Store No. 2048, located at 163 S. Turnpike Road, Goleta, California (Santa Barbara County).

85. Safeway (Vons) Store No. 2691, located at 175 N. Fairview Avenue, Goleta, California (Santa Barbara County).

86. Albertsons Store No. 6369, located at 1736 Avenida De Los Arboles, Thousand Oaks, California (Ventura County).

87. Albertsons Store No. 6318, located at 7800 Telegraph Road, Ventura, California (Ventura County).

88. Albertsons Store No. 6317, located at 5135 Los Angeles Avenue, Simi Valley, California (Ventura County).

89. Albertsons Store No. 6363, located at 2800 Cochran Street, Simi Valley, California (Ventura County).

90. Safeway (Vons) Store No. 2163, located at 660 E. Los Angeles Avenue, Simi Valley, California (Ventura County).

91. Albertsons Store No. 6385, located at 2400 East Las Posas Road, Camarillo, California (Ventura County).

92. Albertsons Store No. 6217, located at 920 N. Ventura Road, Oxnard, California (Ventura County).

93. Safeway (Vons) Store No. 1793, located at 2100 Newbury Road, Newbury Park, California (Ventura County).

Nevada Stores:

94. Safeway (Vons) Store No. 2391, located at 1031 Nevada Highway, Boulder City, Nevada (Clark County).

95. Albertsons Store No. 6028, located at 2910 Bicentennial Parkway, Henderson, Nevada (Clark County).

96. Safeway (Vons) Store No. 1688, located at 820 S. Rampart Boulevard, Las Vegas, Nevada (Clark County).

97. Safeway (Vons) Store No. 2392, located at 7530 W. Lake Mead Boulevard, Las Vegas, Nevada (Clark County).

98. Safeway (Vons) Store No. 2395, located at 1940 Village Center Circle, Las Vegas, Nevada (Clark County).

99. Albertsons Store No. 6014, located at 575 College Drive, Henderson, Nevada (Clark County).

100. Albertsons Store No. 6019, located at 190 North Boulder Highway, Henderson, Nevada (Clark County).

Oregon Stores:

101. Albertsons Store No. 261, located at 1120 Campbell Street, Baker City, Oregon (Baker County).

102. Albertsons Store No. 503, located at 14800 S.E. Sunnyside Road, Clackamas, Oregon (Clackamas County).

103. Albertsons Store No. 521, located at 16199 Boones Ferry Road, Lake Oswego, Oregon (Clackamas County).

104. Albertsons Store No. 506, located at 1855 Blankenship Road, West Linn, Oregon (Clackamas County).

105. Albertsons Store No. 566, located at 10830 S.E. Oak Street, Milwaukie, Oregon (Clackamas County).

106. Albertsons Store No. 587, located at 1800 N.E. 3rd Street, Bend, Oregon (Deschutes County).

107. Albertsons Store No. 588, located at 61155 S. Highway 97, Bend, Oregon (Deschutes County).

108. Safeway Store No. 4292, located at 585 Siskiyou Boulevard, Ashland, Oregon (Jackson County).

109. Albertsons Store No. 501, located at 340 N.E. Beacon Drive, Grants Pass, Oregon (Josephine County).

110. Albertsons Store No. 537, located at 1690 Allen Creek Road, Grants Pass, Oregon (Josephine County).

111. Safeway Store No. 1766, located at 2740 S. 6th Street, Klamath Falls, Oregon (Klamath County).

112. Safeway Store No. 4395, located at 211 North Eighth Street, Klamath Falls, Oregon (Klamath County).

113. Albertsons Store No. 507, located at 1675 W. 18th Avenue, Eugene, Oregon (Lane County).

114. Albertsons Store No. 568, located at 3075 Hilyard Street, Eugene, Oregon (Lane County).

115. Safeway Store No. 311, located at 5415 Main Street, Springfield, Oregon (Lane County).

116. Albertsons Store No. 562, located at 5450 River Road North, Keizer, Oregon (Marion County).

117. Albertsons Store No. 559, located at 8155 S.W. Hall Boulevard, Beaverton, Oregon (Washington County).

118. Albertsons Store No. 565, located at 16200 S.W. Pacific Highway, Tigard, Oregon (Washington County).

119. Albertsons Store No. 576, located at 14300 S.W. Barrows Road, Tigard, Oregon (Washington County).

120. Albertsons Store No. 579, located at 16030 S.W. Tualatin Sherwood Road, Sherwood, Oregon (Washington County).

Washington Stores:

121. Albertsons Store No. 244, located at 1128 N. Miller, Wenatchee, Washington (Chelan County).

122. Albertsons Store No. 404, located at 114 E. Lauridsen Boulevard, Port Angeles, Washington (Clallam County).

123. Safeway Store No. 3518, located at 31565 SR 20 #1, Oak Harbor, Washington (Island County).

124. Albertsons Store No. 411, located at 15840 1st Avenue South, Burien, Washington (King County).

125. Albertsons Store No. 473, located at 12725 First Avenue South, Burien, Washington (King County).

126. Albertsons Store No. 425, located at 17171 Bothell Way NE, Seattle, Washington (King County).

127. Albertsons Store No. 470, located at 14215 SE Petrovitsky Road, Renton, Washington (King County).

128. Safeway Store No. 1468, located at 4300 N.E. 4th Street, Renton, Washington (King County).

129. Albertsons Store No. 403, located at 3925 236th Avenue NE, Redmond, Washington (King County).

130. Safeway Store No. 442, located at 15332 Aurora Avenue North, Shoreline, Washington (King County).

131. Albertsons Store No. 496, located at 31009 Pacific Highway South, Federal Way, Washington (King County).

132. Albertsons Store No. 443, located at 2900 Wheaton Way, Bremerton, Washington (Kitsap County).

133. Albertsons Store No. 492, located at 2222 NW Bucklin Hill Road, Silverdale, Washington (Kitsap County).

134. Safeway Store No. 1082, located at 3355 Bethel Road SE, Port Orchard, Washington (Kitsap County).

135. Safeway Store No. 2949, located at 4831 Point Fosdick Drive NW, Gig Harbor, Washington (Pierce County).

136. Albertsons Store No. 472, located at 2800 Milton Way, Milton, Washington (Pierce County).

137. Albertsons Store No. 468, located at 11012 Canyon Road East, Puyallup, Washington (Pierce County).

138. Safeway Store No. 551, located at 15805 Pacific Avenue South, Tacoma, Washington (Pierce County).

139. Albertsons Store No. 498, located at 111 S. 38th Street, Tacoma, Washington (Pierce County).

140. Albertsons Store No. 465, located at 8611 Steilacoom Boulevard SW, Tacoma, Washington (Pierce County).

141. Safeway Store No. 517, located at 7601 Evergreen Way, Everett, Washington (Snohomish County).

142. Albertsons Store No. 476, located at 19881 SR 2, Monroe, Washington (Snohomish County).

143. Albertsons Store No. 401, located at 17520 SR 9 Southeast, Snohomish, Washington (Snohomish County).

144. Safeway Store No. 1741, located at 1233 N. Liberty Lake Road, Liberty Lake, Washington (Spokane County).

145. Albertsons Store No. 415, located at 3520 Pacific Avenue SE, Olympia, Washington (Thurston County).

146. Albertsons Store No. 225, located at 450 N. Wilbur Avenue, Walla Walla, Washington (Walla Walla County).

Schedule D Assets

Washington Stores:

1. Albertson’s Store No. 459, located at 14019 Woodinville-Duvall Road, Woodinville, Washington (King County).

2. Albertson’s Store No. 477, located at 303 91st Avenue NE, Lake Stevens, Washington (Snohomish County).

APPENDIX I

Associated Food Stores Divestiture Agreement

[Redacted From the Public Record Version, But Incorporated By Reference]

APPENDIX II

AWG Divestiture Agreement

[Redacted From the Public Record Version, But Incorporated By Reference]

APPENDIX III

Haggen Divestiture Agreement

[Redacted From the Public Record Version, But Incorporated By Reference]

APPENDIX IV Supervalu

Divestiture Agreement

[Redacted From the Public Record Version, But Incorporated By Reference]

APPENDIX V

Monitor Agreement

APPENDIX V-1

Monitor Compensation

[Redacted From the Public Record Version]